UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 5, 2016 (July 1, 2016)

KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On July 1, 2016, the Board of Directors (the “Board”) of Kate Spade & Company (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, elected Carsten Fischer, 53, as a member of the Board and appointed him to serve on the Audit Committee of the Board, for a term to expire at the Company’s 2017 Annual Meeting of Stockholders.  For serving as a Director for the remainder of  2016, pursuant to the Company’s current director compensation program (the “Director Program”), Mr. Fischer will receive a $75,824 retainer, including $50,549 payable in the form of shares of the Company’s common stock (the “Common Stock”), representing a pro-rata portion of the $150,000 annual retainer under the Director Program (which includes $100,000 payable in Common Stock), based on the number of months remaining in fiscal year 2016, $1,000 for each Board meeting and Committee meeting attended, a $6,000 allowance for the purchase of Company products (based on prices which are net of the usual employee discount) and reimbursement for out-of-pocket travel expenses incurred in connection with attendance at Board meetings and Committee meetings. The Board has determined that Mr. Fischer is “independent,” as such term is defined under the Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) Corporate Governance listing standards, and financially literate as required under the NYSE listing standards.  Further details are contained in a Press Release issued by the Company on July 1, 2016, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                                                                                   Description

99.1                                                                                                                        Press Release dated July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: July 5, 2016	By:	/s/ Timothy Michno
	Name:	Timothy Michno
	Title:	Senior Vice President – General Counsel
and Secretary

EXHIBIT LISTING

Exhibit No.                                                                                   Description

99.1                                                                                                                        Press Release dated July 1, 2016.